UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 30, 2011


                                  SOLAR3D, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
         --------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



          000-49805                                     01-0592299
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   (Commission File Number)                 (I.R.S. Employer Identification No.)

       6500 Hollister Avenue, Suite 130, Santa Barbara, California 93117
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               (Address of principal executive offices) (Zip Code)

                                 (805) 690-9000
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              (Registrant's telephone number, including area code)



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              (Former name, former address and former fiscal year,
                          if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR240.13e-4(c))


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SECTION 2.  FINANCIAL INFORMATION

         Item 2.01.  Completion of Acquisition of Disposition of Assets.

         Since 2010, we have focused our efforts on the research and development of the design of a new solar voltaic cell based on our proprietary concepts, technology, and designs, referred to as our "Solar3D Business," to increase the efficiency and energy producing capacity of solar cells. Prior to engaging in our Solar3D Business, we were named MachineTalker, Inc. and we were engaged in the business of researching, developing, manufacturing and marketing wireless, radio based sensors and other devices deployed in communication networks as part of our "MachineTalker Business." The business and assets of Wideband Detection Technology, Inc. ("WDTI"), our wholly owned subsidiary, are part of the MachineTalker Business and not the Solar3D Business.

         Our board of directors has determined that it is in our best interests to separate the Solar3D Business from the MachineTalker Business. Accordingly, our board of directors authorized our Solar3D, Inc. to contribute all of our MachineTalker Business and assets, which comprise only intangible assets, to WDTI as a capital contribution, and to have WDTI assume related liabilities in order to consolidate the entire MachineTalker Business, assets, and liabilities into WDTI. We completed the contribution of the MachineTalker Business and assets to WDTI on June 28, 2011. As a result of this transaction, we were released from approximately $560,306 of liabilities owed to Mr. Roland F. Bryan, which were assumed by WDTI.

         The MachineTalker Business and WDTI have no revenue or customers and have consistently incurred operating deficits which we are no longer willing to fund. We believe that the MachineTalker Business and WDTI have little value in their current state. Attempts to sell the MachineTalker Business to third parties have been unsuccessful. The Machine Talker Business has substantial liabilities relating to it which have been assumed by WDTI, and from which Solar3D, Inc. has been released.

         Mr. Roland F. Bryan, a director and officer of Solar3D and also the President of WDTI who serves in the latter capacity for no salary, has agreed to purchase WDTI and assume the responsibility for funding and operating it. Accordingly, we entered into a stock purchase agreement, dated as of June 30, 2011 (the "SPA"), with Mr. Roland F. Bryan pursuant to which we agreed to sell 100% of the issued and outstanding stock of WDTI owned by us to Mr. Bryan for a purchase price of $100,000, payable by issuance to us by Mr. Bryan of a five year interest bearing secured promissory note, a copy of which is attached to the above referenced SPA as Exhibit A. The closing of the SPA occurred on June 30, 2011.

         A copy of the Assignment of Intangible Assets and Assumption of Liabilities is attached to this Report as Exhibit 10.1, a copy of the Patent Assignment is attached to this Report as Exhibit 10.2, and a copy of the Stock Purchase Agreement by and between Solar3D, Inc., as the seller, and Roland F. Bryan, as the buyer, is attached to this Report as Exhibit 10.3.


SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits

                  10.1 Assignment of Intangible Assets and Assumption of Liabilities by and between Solar3D, Inc., a Delaware corporation and Wideband Detection Technologies, Inc., a Florida corporation, dated as of June 28, 2011.

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




                  10.2 Patent Assignment by and between Solar3D, Inc., a Delaware corporation, as assignor and Wideband Detection Technologies, Inc., a Florida corporation, as assignee.

                  10.3 Stock Purchase Agreement by and between Solar3D, Inc., a Delaware corporation, as seller, and Roland
                           F. Bryan, as buyer, dated as of June 30, 2011.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  SOLAR3D, INC.
                       ----------------------------------
                                  (Registrant)

Date:  June 30, 2011


                                        /s/ James B. Nelson
                                        ----------------------------------------
                                        James B. Nelson, Chief Executive Officer




























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